Exhibit 4.1

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.,

as Issuer

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Indenture

DATED AS OF SEPTEMBER 21, 2009

4.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2041

i

v

Section 17.05.	Notice of Supplemental Indenture	119
Section 17.06.	Conformity with Trust Indenture Act	119
Section 17.07.	Reference in Securities to Supplemental Indentures	119

INDENTURE, dated as of September 21, 2009, among American Medical Systems Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 10700 Bren Road West, Minnetonka, Minnesota 55343, the Subsidiary Guarantors (as defined herein) and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of 4.00% Convertible Senior Subordinated Notes due 2041 in aggregate amount not to exceed $250,000,000 (each a “Security” and collectively, the “Securities”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Subsidiary Guarantors have agreed to provide certain Guarantees (as defined herein) of the Securities, having the terms, tenor, amount and other provisions hereinafter set forth and, to provide therefor, each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Securities, the certificate of authentication to be borne by the Securities, a form of guarantee, a form of assignment, a form of option to elect repayment upon a Fundamental Change (as defined herein), a form of option to elect repayment on a Repurchase Date (as defined herein), a form of conversion notice and certificate of transfer to be borne by the Securities are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or other authorized agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and all acts and things necessary to make the Guarantees, when executed by the Subsidiary Guarantors and delivered hereunder, as in this Indenture provided, the valid, binding and legal obligations of the Subsidiary Guarantors, and to make this Indenture a valid agreement of the Company and the Subsidiary Guarantees, in accordance with the terms of the Securities, the Subsidiary Guarantees and the Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities and the Subsidiary Guarantees have in all respects been duly authorized.

THIS INDENTURE WITNESSETH, for and in consideration of the premises and the exchange of the Securities for the Company’s 3.25% Convertible Senior Subordinated Notes due 2036 (the “Existing Securities”)

pursuant to the exchange offer as set forth in the Final Prospectus (as defined herein), it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders (as defined herein) of the Securities as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Interest” means all amounts, if any, payable pursuant to Section 12.03.

“Additional Shares” has the meaning specified in Section 11.06.

“Adjustment Determination Date” has the meaning specified in Section 11.03(j).

“Adjustment Event” has the meaning specified in Section 11.03(j).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.08.

“AMS” means American Medical Systems, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

“Bid Solicitation Agent” means an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities, which shall in no event be an Affiliate of the Company. The Trustee shall initially be the Bid Solicitation Agent.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday, a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” has the meaning specified in the Recitals to this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer of the Company, and delivered to the Trustee. The Officer signing any Company Order given pursuant to Section 3.03 shall be the Chairman or Co-Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, the President or any Vice President of the Company.

“Contingent Debt Regulations” has the meaning specified in Section 7.13.

“Contingent Interest” has the meaning specified in Section 4.02(a).

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 11.02(e).

“Conversion Price” means, as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 11.01(a).

“Conversion Value” means, at any date, the product of (i) the Conversion Rate in effect on such date and (ii) the average of the Volume-Weighted Average Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the such date. In calculating the Conversion Value of any Security, the principal amount of such Security shall be multiplied by the Conversion Value calculated in the preceding sentence and divided by $1,000.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107-1419, Attention: Corporate Trust Services, and shall mean for purposes of Section 7.02, U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107-1419.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Credit Agreement” means the Credit and Guaranty Agreement entered into on July 20, 2006 by and among AMS, as borrower, each of the Company’s majority-owned direct domestic subsidiaries and the Company, as Guarantors, CIT Healthcare LLC, as agent, and certain lenders from time to time party thereto, as amended on October 29, 2007 and August 12, 2009, and any amendment, modification, renewal, extension, or refinancing of such Credit and Guaranty Agreement; provided that such amended, modified, renewed, extended, or refinanced Credit and Guaranty Agreement is (i) an unsubordinated credit facility with a group of institutional lenders and (ii) contains restrictions on conversion of the Securities (including, without limitation, the provision by the Company for the cash payment upon conversion of the Securities), which restrictions shall not be materially less favorable to the Holders than the terms of the Credit and Guaranty agreement as initially entered into.

“Daily Conversion Value” has the meaning specified in Section 11.02(a).

“Daily Settlement Amount” has the meaning specified in Section 11.02(a).

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Domestic Subsidiary” means any Subsidiary of the Company or any of the Company’s Subsidiaries that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia.

“Event of Default” has the meaning specified in Section 12.01.

“Ex-Dividend Date” means, with respect to any dividend, distribution or issuance on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution.

“Existing Securities” has the meaning specified in the Recitals to this Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the final prospectus dated September 8, 2009, relating to the Securities and filed by the Company with the SEC pursuant to Rule 424(b) promulgated under the Securities Act on September 9, 2009.

“Fundamental Change” shall mean the occurrence of any of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of all shares of the Company’s common equity; or

(ii) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one of its Subsidiaries; provided, however, that a transaction (A) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock (provided, however, that this subclause (A) shall not apply to any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries), or (B) that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity or (C) pursuant to which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall, in each case, not be deemed a Fundamental Change;

(iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the Common Stock or other common stock into which the Securities are convertible cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a Fundamental Change as a result of clause (i) or (ii) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares) in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock that are listed or traded on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions the Securities become convertible into such consideration, excluding cash payments for fractional shares (subject to Section 11.02).

“Fundamental Change Company Notice” has the meaning specified in Section 9.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 9.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing in any manner any indebtedness of any other Person. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person guaranteeing any obligation.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Conversion Rate” has the meaning specified in Section 11.03.

“Initial Conversion Value” means $837.3918.

“Interest” means (i) Regular Interest, (ii) Contingent Interest, if any, and (iii) Additional Interest, if any.

“Interest Payment Date” means, with respect to any payment of Interest, each March 15 and September 15 of each year, beginning March 15, 2010.

“Investment Company Act” means the Investment Company Act of 1940 and any statutory successor thereto, in each case as amended from time to time.

“Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

“Junior Securities” has the meaning specified in Section 5.08.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Make-Whole Effective Date” has the meaning specified in Section 11.06(b).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to subclause (C) in the proviso in clause (ii) of the definition thereof).

“Make-Whole Fundamental Change Notice” has the meaning specified in Section 11.06(e).

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity,” when used with respect to any Security, means the date on which the principal, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date, Fundamental Change Repurchase Date or Repurchase Date, by declaration of acceleration or otherwise.

“Measurement Period” has the meaning specified in Section 11.01(a)(ii).

“Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Domestic Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) after giving effect to purchase accounting and after deducting therefrom, current liabilities and, to the extent otherwise included in the determination of Net Tangible Assets, the amounts of (without duplication): (a) the excess of cost over fair market value of assets or businesses acquired; (b) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization, research and developmental expenses and other intangible items; (c) minority interests in Domestic Subsidiaries held, directly or indirectly, by persons other than the Company; (d) treasury stock; (e) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in current liabilities; and (f) the value of any Capital Stock of any foreign Subsidiary of the Company.

“New Subsidiary Guarantor” has the meaning specified in Section 6.06.

“Non-Payment Default” has the meaning specified in Section 5.02(b).

“Notice of Conversion” has the meaning specified in Section 11.02(d).

“Notice of Default” has the meaning specified in Section 12.01.

“Notice of Redemption” has the meaning specified in Section 8.03.

“Observation Period” means, with respect to any Security surrendered for conversion, (i) if the relevant Conversion Date occurs on or after the date of issuance of a Notice of Redemption pursuant to Section 8.03, but prior to the relevant Redemption Date, the 20 consecutive Trading Days beginning on and including the third Scheduled Trading Day after such Redemption Date; (ii) if the relevant Conversion Date occurs during the 60 calendar days prior to, and including, the Business Day immediately preceding September 15, 2016 or September 15, 2041, the 20 consecutive Trading Days beginning on and including the third Scheduled Trading Day after September 15, 2016 or September 15, 2041, as applicable; and (iii) in all other instances, the 20 consecutive Trading Days beginning on and including the third Scheduled Trading Day after the relevant Conversion Date.

“Officer” means the Chairman or any Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary, or any Assistant Secretary of the Company or any of the Subsidiary Guarantors, as the case may be.

“Officers’ Certificate” means a certificate signed on behalf of the Company or a Subsidiary Guarantor, as the case may be, by two Officers thereof, and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 7.05 shall be the principal executive, financial or accounting officer of the Company or such Subsidiary Guarantor, as the case may be.

“Opening of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the

Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed or repurchased prior to the maturity thereof, notice of such redemption or repurchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and

(iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor or of such other obligor.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of, Interest on or Redemption Price, Fundamental Change Repurchase Price or Repurchase Price of, any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

“Payment Blockage Notice” has the meaning specified in Section 5.02(b).

“Payment Default” has the meaning specified in Section 5.02(a).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Record Date” means, with respect to any payment of Interest, the Close of Business on each March 1 and September 1, as the case may be, immediately preceding the relevant Interest Payment Date (whether or not a Business Day).

“Redemption Date” shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 8 hereof.

“Redemption Price” has the meaning specified in Section 8.01.

“Reference Property” has the meaning specified in Section 11.07(a).

“Regular Interest” has the meaning specified in Section 4.01(a).

“Repurchase Date” has the meaning specified in Section 10.01(a).

“Repurchase Election Notice” has the meaning specified in Section 10.01(b).

“Repurchase Notice” has the meaning specified in Section 10.01(b).

“Repurchase Notice Date” has the meaning specified in Section 10.01(b).

“Repurchase Price” has the meaning specified in Section 10.01(a).

“Representative” means the (i) indenture trustee or other trustee, agent or representative for any Senior Debt or (ii) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (1) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (2) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

“Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” shall mean a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning specified in the Recitals to this Indenture, and includes any Security or Securities, as the case may be, authenticated and delivered under this Indenture, including any Global Security.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05. The Trustee shall initially be the Security Registrar.

“Senior Debt” means, with respect to the Company, the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under, the Credit Agreement and any Guarantees thereof (including by any pledge, lien or security interest of collateral with respect thereto), as such facility may be amended, modified or supplemented from time to time, including any deferrals, renewals, extensions, refinancings or refundings thereof.

“Settlement Amount” has the meaning specified in Section 11.02(a).

“Spin-Off” has the meaning specified in Section 11.03(c).

“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security together with accrued and unpaid Interest, if any, is due and payable.

“Stock Price” means, with respect to the Common Stock in connection with a Make-Whole Fundamental Change, (i) if holders of Common Stock receive only cash in a Make-Whole Fundamental Changed described in clause (ii) of the definition of Fundamental Change, the cash amount paid per share of Common Stock and (ii) if holders of Common Stock receive any consideration other than cash in such Make-Whole Fundamental Change, the average of the Last Reported Sales Price of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of such Make-Whole Fundamental Change.

“Stock Transfer Agent” means Wells Fargo Bank, National Association or such other Person as may be designated by the Company as the transfer agent for the Common Stock.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Subsidiary Guarantees” means Guarantees of the Company’s obligations under this Indenture and the Securities by the Subsidiary Guarantors in accordance with the provisions of this Indenture.

“Subsidiary Guarantors” means AMS, AMS Sales Corporation, AMS Research Corporation and Laserscope and each other Person that guarantees the Company’s obligations hereunder and under the Securities pursuant to Article 6 hereof and/or who executes a supplemental indenture to this Indenture providing for a Subsidiary Guarantee.

“Surviving Entity” has the meaning specified in Section 13.01.

“Tax Triggering Event” means the enactment of U.S. federal legislation, promulgation of Treasury regulations, issuance of a published ruling, notice, announcement or equivalent form of guidance by the Treasury or the Internal Revenue Service, or the issuance of a judicial decision if the Company determines, or receives an opinion of its outside counsel to the effect that, any such authority will have the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Securities, provided that the Company determines that such reduction, delay, or limitation is material.

“Trading Day” means a day on which (i) trading of the Common Stock generally occurs on The NASDAQ Global Select Market, or if the Common Stock is not then listed on The NASDAQ Global Select Market on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, or (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which the closing sale price must be determined) is not so listed or traded, “Trading Day” means any Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent (or for purposes of Section 4.02, the Trustee) for $5,000,000 principal amount of Securities at approximately

3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that are selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent (or for purposes of Section 4.02, the Trustee), but two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. For purposes of Section 4.02, if the Trustee cannot reasonably obtain at least one such bid for $5,000,000 principal amount of Securities from a Bid Solicitation Agent selected by the Company or, in the reasonable judgment of the Company’s Board of Directors, the bid quotations are not indicative of the secondary market value of the Securities, the Trading Price per $1,000 principal amount of the Securities will be determined by the Company’s Board of Directors based on a good faith estimate of the fair value of the Securities.

“Trading Price Condition” has the meaning specified in Section 11.01(a)(ii).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” has the meaning specified in the Recital of this Agreement until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Upside Trigger” means $1,300 per $1,000 principal amount of Securities.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Valuation Period” has the meaning specified in 11.03(c).

“Volume-Weighted Average Price” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AMMD.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Volume-Weighted

Average Price will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

Section 1.02. Compliance Certificates and Opinions. Upon execution of this Indenture and upon any subsequent application or request by the Company or a Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Subsidiary Guarantor, as applicable, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or a Subsidiary Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or a Subsidiary Guarantor, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 14.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 15.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, Etc., to Trustee, Company and Subsidiary Guarantors. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Trustee by any Holder, by the Company or by any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including facsimile) to or with the Trustee at its applicable Corporate Trust Office; or

(ii) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including facsimile) and mailed, first-class postage prepaid, to the Company addressed to it or such Subsidiary Guarantor at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or such Subsidiary Guarantor, Attention: Secretary.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by facsimile, with confirmation of transmission.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the applicable provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law; Waiver of Jury Trial. This Indenture, the Securities and the Subsidiary Guarantees, and any claim, controversy, or dispute arising under or related to this Indenture, the Securities and the Subsidiary Guarantees, shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. EACH OF THE COMPANY, EACH SUBSIDIARY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.13. Legal Holiday. In any case where the Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on at the Stated Maturity. If any Interest Payment Date, the Stated Maturity or any earlier Fundamental Change Repurchase Date of a Security falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no Interest on such payment will accrue in respect of the delay.

Section 1.14. No Recourse Against Others. None of the Company’s, any of the Subsidiary Guarantors’ or any of their respective successor entity’s, direct or indirect stockholders, employees, officers or directors, as such, past, present or future, shall have any personal liability in respect of the obligations of the Company under the Indenture, the Securities or the Subsidiary Guarantees solely by reason of his, her or its status as such stockholder, employee, officer or director.

Section 1.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 1.17. Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1.18. Calculations. Except as otherwise provided herein, the Company or its agents (other than the Trustee) will be responsible for making all calculations and determinations called for under the Indenture and the Securities. The Company or its agents (other than the Trustee) will make all such calculations and determinations in good faith and, absent manifest error, its calculations and determinations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations and determinations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 1.19. Qualification under the Trust Indenture Act. The Company shall qualify this Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and the printing of this Indenture and the Securities.

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. Each Security shall include the Subsidiary Guarantee in the form of Exhibit A attached hereto, executed by the Subsidiary Guarantors existing on the date of issuance of such Note, the terms of which Exhibit are incorporated in and made a part of this Indenture.

The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article 2. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02. Form of Face of Security. [INCLUDE IN ALL SECURITIES THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 7.13 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF A SECURITY AGREES, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS OF THE COMPANY SUBJECT TO UNITED STATES TREASURY REGULATIONS SECTION 1.1275-4 (THE “CONTINGENT DEBT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY COMMON STOCK BENEFICIALLY RECEIVED UPON CONVERSION AS A CONTINGENT PAYMENT, (II) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO SUCH HOLDER’S SECURITIES AND (III) TO USE SUCH “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” IN DETERMINING INTEREST ACCRUALS WITH RESPECT TO SUCH HOLDER’S SECURITIES AND IN DETERMINING ADJUSTMENTS THERETO. A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: 10700 BREN ROAD WEST, MINNETONKA, MINNESOTA 55343, ATTENTION: CHIEF FINANCIAL OFFICER.

[IF SECURITY IS A GLOBAL SECURITY — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE IN ALL SECURITIES — THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INDENTURE DATED AS OF EVEN DATE HEREWITH, BY AND AMONG AMERICAN MEDICAL SYSTEMS HOLDINGS, INC., AS ISSUER, THE SUBSIDIARY GUARANTORS PARTY THERETO, AS GUARANTORS, AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AND EACH HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION, THE SUBORDINATION TERMS THEREIN.]

4.00% Convertible Senior Subordinated Notes due 2041

No.	CUSIP NO.	U.S. $

American Medical Systems Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] ($[            ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on September 15, 2041. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The issue date of this Security is September 21, 2009.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Security under certain circumstances and provisions giving the Holder the right to convert this Security into Common Stock of the Company and to require the Company to repurchase this Security upon certain events on at certain date, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.

The Subsidiary Guarantors that are parties to the Indenture, and their successors under the Indenture, have jointly and severally, fully and unconditionally, guaranteed the payment of principal of and interest on the Securities, subject to the subordination provisions and other terms and conditions set forth in the Indenture.

Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:
Authorized Signatory

Section 2.03. Form of Reverse of Security.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

4.00% Convertible Senior Subordinated Notes due 2041

This Security is one of a duly authorized issue of Securities of the Company, designated as its 4.00% Convertible Senior Subordinated Notes due 2041 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of September 21, 2009 (the “Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the Holders of the Securities.

Interest. The Securities will bear Regular Interest at a rate of 4.00% per year, payable semiannually in arrears on March 15 and September 15 of each year beginning on March 15, 2010. In addition to Regular Interest, the Securities will also bear Contingent Interest commencing on September 15, 2016, during any semiannual interest period in which the average trading price of the Securities for the five Trading Day period immediately preceding the first day of such semiannual period is greater than or equal to $1,300 per $1,000 principal amount of the Securities, at a rate of 0.75% of such trading price per annum. Pursuant to Section 12.03 of the Indenture, in certain circumstances, the Holders shall be entitled to receive Additional Interest.

Subordination. To the extent provided in the Indenture, the Securities and the Subsidiary Guarantees are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid in full before the Securities may be paid. The Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

Subsidiary Guarantees. The Company’s obligations under the Securities are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors as such Subsidiary Guarantors may change from time to time in accordance with the terms of the Indenture (including, without limitation, the subordination terms and conditions set forth in Article 5 of the Indenture).

Redemption at the Option of the Company. No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, (i) at any time commencing on September 15, 2016 at the option of the Company if the Last Reported Sale Price of the Common Stock has been greater than or equal to 130% of Conversion Price then in effect for at least 20 Trading

Days (whether or not consecutive) during any 30 consecutive Trading Day period prior to the date on which the Company provides a Notice of Redemption and (ii) on or prior to September 17, 2010, if certain U.S. federal tax legislation, regulations or rules are enacted or are issued. The redemption price (the “Redemption Price”) for any such redemption is equal to (a) in the case of a redemption described in clause (i) above, 100%, expressed as a percentage of the principal amount of Securities to be redeemed, together with accrued and unpaid Interest (subject to Section 4.01(c)(ii) of the Indenture) to, but excluding, the Redemption Date and (b) in the case of a redemption described in clause (ii) above, 101.5%, expressed as a percentage of the principal amount of Securities to be redeemed, together with accrued and unpaid Interest (subject to Section 4.01(c)(ii) of the Indenture) to, but excluding, the Redemption Date and, if the Conversion Value of the Securities being redeemed exceeds their Initial Conversion Value, 85% of the amount determined by subtracting the Initial Conversion Value of the Securities being redeemed from their Conversion Value.

Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the principal amount plus accrued and unpaid Interest (subject to Section 4.01(c)(iii) of the Indenture) to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), which Fundamental Change Repurchase Price will be paid in cash.

Repurchase at the Option of the Holders. The Holders may require the Company to repurchase any outstanding Securities for cash on September 15, 2016 at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest, (subject to Section 4.01(c)(iv) of the Indenture) to but not including the applicable Repurchase Date.

Withdrawal of Fundamental Change Repurchase Notice and Repurchase Election Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Repurchase Notice or Repurchase Election Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Payment of Redemption Price, Fundamental Change Repurchase Price and Repurchase Price. If cash sufficient to pay the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price, as the case may be, of all Securities or portions thereof to be redeemed or repurchased on a Redemption Date, a Fundamental Change Repurchase Date or Repurchase Date, as the case may be, is deposited with the Paying Agent on the Redemption Date, the Fundamental Change Repurchase Date or Repurchase Date, as the case may be, such Securities will cease to be outstanding and Interest will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date, Fundamental Change Repurchase Date or Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price, as the case may be, upon surrender of such Security).

Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 11 thereof), the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into, subject to Section 11.01 of the Indenture, cash and shares of Common Stock, if any, at the Conversion Rate. The initial Conversion Rate (the “Initial Conversion Rate”) is 51.5318 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon conversion, the Company shall deliver, for each $1,000 principal amount of Securities being converted, cash and shares of Common Stock, if any, equal to the Settlement Amount in accordance with the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date or Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

If an Event of Default shall occur and be continuing, the principal amount plus Interest through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Subsidiary Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company and any Subsidiary Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal amount, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price hereof on or after the respective due dates expressed herein or to convert the Securities in accordance with Article 11.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price of, and Interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form in denominations of $1,000 and any multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

If you want to convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

            ,

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Attention: Corporate Trust Services

Re:	American Medical Services Holdings, Inc. (the “Company”)
4.00% Convertible Senior Subordinated Notes due 2041

This is a Fundamental Change Repurchase Notice as defined in Section 9.01(a) of the Indenture dated as of September 21, 2009 (the “Indenture”) among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Section 9.01 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF REPURCHASE ELECTION NOTICE

            ,

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Attention: Corporate Trust Services

Re:	American Medical Services Holdings, Inc. (the “Company”)
4.00% Convertible Senior Subordinated Notes due 2041

This is a Repurchase Election Notice as defined in Section 10.01(b) of the Indenture dated as of September 21, 2009 (the “Indenture”) among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Section 10.01 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased as of the Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Section 2.04. Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

ARTICLE 3

THE SECURITIES

Section 3.01. Title and Terms; Payments. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $250,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06, 8.06, 9.05, 10.05 or 17.07.

The Securities shall be known and designated as the “4.00% Convertible Senior Subordinated Notes due 2041” of the Company. The principal amount shall be payable at the Stated Maturity.

The Securities shall not have the benefit of a sinking fund.

The Securities shall be subordinated to all Senior Debt of the Company.

The principal amount of and Interest on Global Securities registered in the name of The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable.

The principal amount of Physical Securities shall be payable at the office or agency of the Company maintained for such purpose. Interest on Physical Securities will be payable (i) to Holders having an aggregate principal amount of $2,000,000 or less of Securities, by check mailed to such Holders and (ii) to Holders having an aggregate principal amount of more than $2,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such Interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.

Section 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and a multiple of $1,000 above that amount.

Section 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman or Co-Chairman of the Board of Directors, any Vice-Chairman of the Board of Directors, the President or any Vice President.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Upon the initial issuance of the Securities and at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. If Physical Securities are to be authenticated, such Company Order shall also specify the Holders of, and delivery instructions for, such Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends on the face of such Securities as set forth in Section 2.01.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 7.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Physical Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.

Section 3.05. Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed Security Registrar (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 7.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder and subject to the other provisions of this Section 3.05 and to Section 3.09, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 not involving any transfer.

Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) during the period beginning at the Opening of Business 15 days before the mailing of a Notice of Redemption to all Holders of Securities to be redeemed and ending at the Close of Business on the date on which a Notice of Redemption is mailed to all Holders of Securities to be redeemed, (ii) after any Notice of Redemption has been given to Holders, except that where such notice provides that such Security is to be redeemed only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (iii) that has been surrendered for conversion (iv) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased or (v) as to which a Repurchase Election Notice has been delivered and not withdrawn, except that where such Repurchase Election Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

(b) Neither the Trustee, the Security Registrar nor any of their respective agents shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any

agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.

Section 3.08. Book-Entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.01.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.09. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section 12.02 and the Trustee requests that Physical Securities be issued or (C) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations and the same tenor.

(e) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 3.09. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 11 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 3.10. CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

INTEREST

Section 4.01. Generally.

(a) Regular interest (“Regular Interest”) shall accrue on the Securities from September 21, 2009 at a rate of 4.00% per annum until the principal thereof is paid or made available for payment. Regular Interest shall be payable semiannually in arrears on March 15 and September 15 of each year, commencing March 15, 2010.

(b) Interest on the Securities shall be computed (i) for any full semiannual period for which a particular interest rate (inclusive of any Contingent Interest or Additional Interest payable with respect to the Securities) is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular interest rate (inclusive of any Contingent Interest or Additional Interest payable with respect to the Securities) is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(c) Except as otherwise provided in this Section 4.01(c), a Holder of any Securities at the Close of Business on a Record Date shall be entitled to receive Interest on such Securities on the corresponding Interest Payment Date.

(i) A Holder of any Securities as of a Record Date that are converted after the Close of Business on such Record Date and prior to the Opening of Business on the corresponding Interest Payment Date shall be entitled to receive Interest on the principal amount of such Securities, notwithstanding the conversion of such Securities prior to such Interest Payment Date. However, a Holder that surrenders any Securities for conversion between the Close of Business on a Record Date and the Opening of Business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the Interest payable by the Company with respect to such Securities on such Interest Payment Date at the time such Holder surrenders such Securities for conversion, provided, however, that this sentence shall not apply to a Holder that converts Securities:

(A) in respect of which the Company has specified a Redemption Date that is after the relevant Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(B) in respect of which the Company has specified a Fundamental Change Repurchase Date that is after the relevant Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(C) following the Record Date for the payment of Regular Interest on September 15, 2016 or September 15, 2041; or

(D) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to the Securities being converted.

Accordingly, a Holder that converts Securities under any of the circumstances described in clauses (A), (B), (C) or (D) above (in the case of clause (D), to the extent that applicable) will not be required to pay to the Company an amount equal to the Interest payable by the Company with respect to such Securities on the relevant Interest Payment Date.

(ii) Notwithstanding any other provision of this Section 4.01(c), any Interest payable on a Redemption Date that falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date shall be payable to the Holder of record on the corresponding Record Date as provided in Section 8.01(b) and shall not be payable to the Holder of the Securities being redeemed. The payment of such Interest to the Holder on the Record Date as provided in Section 8.01(b) shall be deemed to satisfy the Company’s obligations in respect of such Interest.

(iii) Notwithstanding any other provision of this Section 4.01(c), any Interest payable on a Fundamental Change Repurchase Date that falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date shall be payable to the Holder of record on the corresponding Record Date as provided in Section 9.01(a) and shall not be payable to the Holder of the Securities being repurchased. The payment of such Interest to the Holder on the Record Date as provided in Section 9.01(a) shall be deemed to satisfy the Company’s obligations in respect of such Interest.

(iv) Notwithstanding any other provision of this Section 4.01(c), any Interest payable on a Repurchase Date that falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date shall be payable to the Holder of record on the corresponding Record Date as provided in

Section 10.01(a) and shall not be payable to the Holder of the Securities being repurchased. The payment of such Interest to the Holder on the Record Date as provided in Section 10.01(a) shall be deemed to satisfy the Company’s obligations in respect of such Interest.

Section 4.02. Contingent Interest. (a) Contingent interest on the Securities (“Contingent Interest”) shall accrue and the Company shall pay such Contingent Interest to the Holders as follows:

(i) beginning with the semiannual interest period commencing September 15, 2016, during any semiannual interest period where the average Trading Price for the five Trading Days immediately preceding the first day of such semiannual period is greater than or equal to the Upside Trigger, in which case the Contingent Interest payable on each $1,000 principal amount for such semiannual period shall be equal to 0.75% per annum of the average Trading Price for the five Trading Days immediately preceding the first day of such semiannual period.

(b) The Company shall have no obligation to determine the Trading Price of the Securities or to request the Trustee to determine the Trading Price of the Securities unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price of the Securities is greater than or equal to the Upside Trigger, at which time the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is less than the Upside Trigger.

Section 4.03. Trustee’s Responsibilities in Respect of Contingent Interest. The Trustee’s sole responsibility pursuant to Section 4.02 shall be, upon request of the Company, to obtain the Trading Price of the Securities for each of the five Trading Days immediately preceding the first day of the applicable semiannual interest period and to provide such information to the Company. The Company shall determine whether Holders are entitled to receive Contingent Interest and the amount of Contingent Interest payable, if any. If the Company determines that Holders are entitled to receive Contingent Interest, it shall provide written notice to the Trustee and issue a press release as required by Section 4.05. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company. The Trustee shall be entitled to consult with, and request the assistance of, the Company in connection with the performance of its duties under this Section 4.03.

Section 4.04. Payment of Contingent Interest. Subject to Section 4.01 hereof, Contingent Interest for any semiannual interest period shall be paid on the applicable Interest Payment Date to the Holder in whose name any Security is registered on the Security Register at the corresponding Record Date. Contingent Interest due under this Article 4 shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.

Section 4.05. Contingent Interest Notification. By the third Business Day of a semiannual interest period for which Contingent Interest specified in Section 4.02(a)(i) will be paid, the Company will disseminate a press release through Reuters Economic Services and Bloomberg Business News stating that Contingent Interest will be paid on the Securities and identifying such semiannual period as the semiannual period for which such Contingent Interest will be paid.

ARTICLE 5

SUBORDINATION

Section 5.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities and the Subsidiary Guarantees shall be issued subject to the provisions of this Article 5; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of and Interest on all Securities (including, but not limited to, the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Articles 8, 9 or 10, as the case may be, and the payment of any cash upon conversion in accordance with Article 11) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 5 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 5.02. Payments to Holders. No payment shall be made with respect to the principal of or Interest on the Securities (including, but not limited to, the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Articles 8, 9 or 10, as the case may be, and any payment of cash upon conversion in accordance with Article 11), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.05, if:

(a) a default in the payment of principal, premium, interest or other amounts due on any Senior Debt, or in respect of any redemption or repurchase obligation under any Senior Debt, occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt) (a “Payment Default”); or

(b) a default, other than a Payment Default, on any Senior Debt occurs and is continuing that then permits holders of such Senior Debt (or any Representative) to accelerate its maturity (a “Non-Payment Default”) and a Responsible Officer of the Trustee receives at the Corporate Trust Office a written notice of the default (a “Payment Blockage Notice”) from the Company or a Representative of Senior Debt.

Notwithstanding the foregoing, following the delivery of a Payment Blockage Notice to a Responsible Officer of the Trustee, no new Payment Blockage Notice may be delivered and no new period of payment blockage with respect to the Securities may begin until both (i) 365 consecutive days have elapsed since the Company’s receipt of the first Payment Blockage Notice and (ii) all scheduled payments of principal of and Interest with respect to the Securities that have come due have been paid in full in cash. No default that existed or was continuing on the date of delivery to the Trustee of any Payment Blockage Notice with respect to the Senior Debt whose holders delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders of such Senior Debt, whether or not within a period of 365 consecutive days.

The Company may and shall resume payments on and distributions in respect of the Securities upon:

(1) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist, or

(2) in the case of a Non-Payment Default, on the earlier to occur of (A) the date on which such default is cured or waived or otherwise ceases to exist, or (B) 179 days after the date on which the applicable Payment Blockage Notice is received; provided, that if the maturity of such Senior Debt has been accelerated, no payment or distribution may be made on the Securities until such default is cured or waived or such Senior Debt is discharged or paid in full.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Debt before any payment of cash, property or securities is made on account of the principal of or Interest on, or with respect to the conversion of, the Securities (except, to the extent required by applicable law, payments made pursuant to Article 16 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 5, shall (except as aforesaid) be paid by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

For purposes of this Article 5, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new Corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article 13 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 13.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest on the Securities (including, but not limited to, the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Articles 8, 9 or 10, as the case may be, and any payment of cash upon conversion in accordance with Article 11), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.05, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt or their Representative, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

Nothing in this Section 5.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 12.06 and 14.07. This Section 5.02 shall be subject to the further provisions of Section 5.05 and Section 5.06.

Section 5.03. Subrogation of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 5 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and Interest on the Securities shall be paid in full in cash or other payment satisfactory to the Holders of Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 5, and no payment over pursuant to the provisions of this Article 5, to or for the benefit of the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payment or distribution of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 5, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 5 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and Interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt.

Upon any payment or distribution of assets of the Company or any Subsidiary Guarantor referred to in this Article 5, the Trustee, subject to the provisions of Section 14.01, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 5.

Section 5.04. Authorization to Effect Subordination. Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.

Section 5.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 5. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 5, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 14.01, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or Interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 5.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 5 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 16, and any such payment shall not be subject to the provisions of this Article 5; provided that, at the time of any such deposit, such deposit and payment were permitted under this Article 5 without giving effect to the first clause this sentence; provided further that, if the Trustee shall receive any such notice on the date upon which, by the terms hereof, such monies shall be payable, the Trustee may, in its reasonable discretion, waive the foregoing proviso.

The Trustee, subject to the provisions of Section 14.01, shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 5.06. Trustee’s Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 5 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 14.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 14.01, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 5 or otherwise.

Section 5.07. No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 5.08. Certain Conversions Deemed Payment. For the purposes of this Article 5 only, (a) the issuance and delivery of any Junior Securities upon conversion of Securities in accordance with Article 11 shall not be deemed to constitute a payment or distribution on account of the principal of Interest on the Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares), securities (other than Junior Securities) or other property upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security, the payment, issuance and delivery of such cash being made subject to the subordination provisions of this Article 5. For the purposes of this Section 5.08, the term “Junior Securities” means (i) shares of any stock of any class of the Company or (ii) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 5 and which otherwise have terms no less disadvantageous to Senior Debt herein.

Section 5.09. No Impairment of Conversion Right. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 11.

Section 5.10. Existing Senior Subordinated Convertible Notes. The Securities are not senior in right of payment to, and will rank equal with, the Existing Securities.

Section 5.11. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 5 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 5 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 5.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 5.12. Senior Debt Entitled to Rely. The holders of Senior Debt shall have the right to rely upon this Article 5, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 5.13. Reinstatement. To the extent the payment of or distribution in respect of any Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Section 5.14. Actions by Holders of Senior Debt. The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Indenture or the obligations of the Holders hereunder to the holders of the Senior Debt, do any one or more of the following:

(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding or secured;

(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

(c) release any Person liable in any manner for the collection of Senior Debt;

(d) exercise or refrain from exercising any rights against the Company or any other Person; and

(e) take any other action in the reasonable business judgment of the holders of Senior Debt.

Section 5.15. Subordination of Subsidiary Guarantees. The Subsidiary Guarantee of each Subsidiary Guarantor is subordinated to the Senior Debt to the same extent and in the same manner as the Securities are subordinated to the Senior Debt.

ARTICLE 6

GUARANTEES

Section 6.01. Subsidiary Guarantee. (a) Subject to the provisions of this Article 6, each Subsidiary Guarantor, jointly and severally, hereby fully and unconditionally guarantees on a senior subordinated, unsecured basis to each holder of a Security authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity or enforceability of this Indenture, the Securities, or the obligations of the Company hereunder or thereunder:

(i) the due and punctual payment of the principal of and Interest on, the Securities, whether at the Stated Maturity or on an Interest Payment Date, by acceleration, call for redemption, repurchase, or otherwise (subject to any applicable grace period);

(ii) the due and punctual payment of Interest on the overdue principal, if any, of, and Interest on, the Securities, if lawful;

(iii) the due and punctual payment and performance (subject to any applicable grace period) of all other obligations of the Company under this Indenture and the Securities; and

(iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations under this Indenture or under the Securities, the due and punctual payment or performance thereof (subject to any applicable grace period) in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration, call for redemption, repurchase, or otherwise.

(b) Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Securities shall constitute an Event of Default under the Subsidiary Guarantees, and shall entitle the Holders or the Trustee to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

(c) Each Subsidiary Guarantor hereby agrees that (i) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture, or the obligations of the Company hereunder or thereunder, the absence of any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Security, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any amendment of this Indenture or the Securities, the recovery of any judgment against the Company or any of its Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor (other than payment in full of the Securities) and (ii) subject to Section 6.07, no Subsidiary Guarantee will be discharged except by complete performance of the obligations of the Company under the Securities and this Indenture.

(d) The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(e) Each Subsidiary Guarantor hereby agrees that it shall not be entitled to and irrevocably waives diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Company, any Subsidiary Guarantor, any other Subsidiary of the Company or any other obligor under the Securities, any right to require a proceeding first against the Company, any Subsidiary Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, or the Securities and any right, protest, notice and all demands whatsoever.

(f) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, or the Securities, or any trustee, liquidator or other similar official, any amount paid by the Company, any Subsidiary Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, or the Securities to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

(g) Each Subsidiary Guarantor agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations of the Company guaranteed hereby may be accelerated as provided in Article 12 for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Article 12, those obligations (regardless of whether due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

(h) No stockholder, Officer, director, employee or incorporator, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such stockholder, Officer, director, employee or incorporator.

Section 6.02. Execution and Delivery of the Subsidiary Guarantees.

(a) To evidence the Subsidiary Guarantees set forth in Section 6.01, the Company and each Subsidiary Guarantor hereby agrees that:

(i) a notation of the Subsidiary Guarantees substantially as set forth on Exhibit A hereto shall be endorsed on each Security authenticated and delivered by the Trustee; and

(ii) such endorsement shall be executed on behalf of each Subsidiary Guarantor by any one Officer of such Subsidiary Guarantor.

(b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 6.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Securities on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall nevertheless be valid.

(d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 6.03. Limitation on Subsidiary Guarantors’ Liability. Each Subsidiary Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee shall not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not rendering a Subsidiary Guarantor insolvent.

Section 6.04. Rights under the Subsidiary Guarantees. (a) Until payment in full of the Securities, no payment by any Subsidiary Guarantor pursuant to the provisions shall give rise to any claim of the Subsidiary Guarantors against the Trustee or any Holder.

(b) Each Subsidiary Guarantor waives notice of the issuance, sale and purchase of the Securities and notice from the Trustee or the Holders from time to time of any of the Securities of their acceptance and reliance on its Subsidiary Guarantee.

(c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their obligations hereunder) that any Subsidiary Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Subsidiary Guarantor.

(d) Each Subsidiary Guarantor shall pay all reasonable costs, expenses and fees, including all reasonable attorneys’ fees, that may be incurred by the Trustee in enforcing or attempting to enforce the Subsidiary Guarantees or protecting the rights of the Trustee or the Holder, if any, in accordance with this Indenture.

Section 6.05. Primary Obligations. The obligations of each Subsidiary Guarantor hereunder shall constitute a Guarantee of payment and not of collection. Each Subsidiary Guarantor agrees that it is directly liable to each Holder hereunder, that the obligations of each Subsidiary Guarantor hereunder are independent of the obligations of the Company or any other Subsidiary Guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against the Company or any other Subsidiary Guarantor or whether the Company or any other Subsidiary Guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Company or any other Subsidiary Guarantor or the enforcement of any lien or realization upon any security the Trustee may at any time possess. Each Subsidiary Guarantor agrees that any release that may be given by the Trustee or the Holders to the Company or any other Subsidiary Guarantor shall not release such Subsidiary Guarantor.

Section 6.06. Subsidiary Guarantees by Future Domestic Subsidiaries. (a) The Company shall cause each Domestic Subsidiary that does not execute a Subsidiary Guarantee as of the Issue Date (whether now existing or that becomes a Domestic Subsidiary after the Issue Date) to execute and deliver to the Trustee a supplemental indenture hereto providing for a Subsidiary Guarantee on an unsecured basis and subordinated pursuant to the terms of this Indenture and execute such Subsidiary Guarantee substantially in the form attached as Exhibit A hereto (each, a “New Subsidiary Guarantor”) such that at no time shall all of the Company’s Domestic Subsidiaries that are not Subsidiary Guarantors have an aggregate book value of total assets that exceeds 10% of the Net Tangible Assets of the Company (exclusive of foreign Subsidiaries) and of all of its Domestic Subsidiaries (exclusive of their foreign Subsidiaries). For purposes of the above calculation, aggregate book value of the assets of a non-guarantor Subsidiary shall be based on the balance sheets of such non-guarantor Subsidiary used in the preparation of the Company’s most recent consolidated financial statement required to be delivered to the Trustee or, if sooner, filed with the SEC.

(b) The Company shall deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, in accordance with Section 1.02 and Section 17.03 and to the effect that (i) such supplemental indenture has been duly authorized, executed and delivered by such New Subsidiary Guarantor and (ii) such supplemental indenture constitutes the legal, valid, binding and enforceable obligations of such New Subsidiary Guarantor, subject to customary exceptions and carve-outs applicable to other similar opinions.

(c) The fact that any Security may fail to have endorsed thereon a Subsidiary Guarantee executed by a New Subsidiary Guarantor shall not affect the validity or enforceability of such New Subsidiary Guarantee against such Subsidiary Guarantor.

Section 6.07. Release of Subsidiary Guarantors. (a) So long as no Default or Event of Default shall have occurred and be continuing under this Indenture or any Subsidiary Guarantee and no such Default or Event of Default would result from the release, a Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee, this Indenture and the Securities:

(i) in connection with any sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Domestic Subsidiary of the Company; or

(ii) upon the delivery by the Company to the Trustee of an Officers’ Certificate certifying that, after giving effect to such release, such Subsidiary Guarantor would not be required to provide a Subsidiary Guarantee pursuant to Section 6.06;

and in each case the Company has delivered to the Trustee an Officers’ Certificate, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

(b) If all of the conditions to release contained in this Section 6.07 have been satisfied, the Trustee shall execute any documents reasonably requested by the Company or any Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee under this Article 6.

ARTICLE 7

COVENANTS

Section 7.01. Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.

Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal of and Interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 7.02. Maintenance of Office or Agency. The Company shall in the Borough of Manhattan, The City of New York maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the applicable Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 7.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 14.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 7.04. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a

Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.04, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 7.04 shall be held uninvested and without any liability for interest.

Section 7.05. Statement by Officers as to Default. The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the Trust Indenture Act) will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge. The Company shall also deliver to the Trustee, within 30 days after the occurrence of an Event of Default, an Officers’ Certificate setting forth the status and the nature of such Event of Default and what action the Company is taking or proposes to take in respect thereof.

Section 7.06. Existence. Subject to Article 13, the Company and the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company or any Subsidiary Guarantor, as the case may be, shall not be required to preserve any such right or franchise if the Company or such Subsidiary Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 7.07. Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

Section 7.08. Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 12.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (1) the amount of such Additional Interest that is payable and (2) the date on which such Additional Interest is payable. Additional Interest payable in accordance with Section 12.03 shall be payable in arrears on each Interest Payment Date following accrual in the same manner as Regular Interest on the Securities. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 7.09. Commission Filings and Reports. The Company covenants to comply with Section 314(a) of the Trust Indenture Act as it relates to reports, information and documents that the Company may be required to file with the Trustee pursuant to such Section 314(a) and with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or otherwise by the Exchange Act, the Trust Indenture Act or other rules and regulations of the Commission and to file such reports, information and documents with the Trustee within 15 days after the same is required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system and the Interactive Data Electronic Applications System (“IDEA”) (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 7.09. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.10. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.11. Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company to the Internal Revenue Service and the Holders of the Securities.

Section 7.12. Further Instruments and Acts. Upon request of the Trustee, the Company and each Subsidiary Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 7.13. Tax Treatment of the Securities. The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder of

Securities will be deemed to have agreed, for United States federal income tax purposes, (a) to treat the Securities as indebtedness of the Company subject to United States Treasury regulations section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat the Fair Market Value of any Common Stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment, (b) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Debt Regulations, with respect to the Securities and (c) to use such “comparable yield” and “projected payment schedule” in determining interest accruals with respect to such Holder’s Securities and in determining adjustments thereto. A Holder of Securities may obtain the issue date, yield to maturity, comparable yield and the projected payment schedule by submitting a written request for such information to: American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Chief Financial Officer.

Section 7.14. Limitation on Incurring Senior Subordinated Indebtedness. The Company will not, directly or indirectly, incur, or suffer to exist, any indebtedness that by its terms would expressly rank senior in right of payment to the Securities and subordinate in right of payment to any of its Senior Debt.

For the purposes of this Section 7.14, “incur” means, with respect to any indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred” and “incurring” shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its subsidiaries acquired by the Company or existing at the time such Person becomes a Subsidiary of the Company (or is merged into or consolidated with the Company or any Subsidiary of the Company), whether or not such indebtedness was incurred in connection with, as a result of, or in contemplation of, such Person becoming a Subsidiary of the Company (or being merged into or consolidated with the Company or any Subsidiary of the Company), shall be deemed incurred at the time any such Person becomes a Subsidiary or merges into or consolidates with the Company or any Subsidiary of the Company.

Section 7.15. Limitations on Certain Distributions. The Company shall not make any distribution of shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants in a distribution described in Section 11.03(c) if “FMV” (as defined in Section 11.03(c)) would be equal to or greater than “SP0” (as defined in Section 11.03(c)). The Company will not make any distribution of cash in a distribution described in Section 11.03(d), if “C” (as defined in Section 11.03(d)) would be equal to or greater than “SP0” (as defined in Section 11.03(d)).

ARTICLE 8

REDEMPTION

Section 8.01. Right to Redeem; Notices to Trustee. (a) The Securities may be redeemed in whole or in part at the option of the Company

(i) on or prior to September 17, 2010, if a Tax Triggering Event has occurred; and

(ii) on or after September 15, 2016, if the Last Reported Sale Price of the Common Stock has been greater than or equal to 130% of Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period prior to the date on which the Company provides a Notice of Redemption.

(b) The redemption price at which the Securities are redeemable (the “Redemption Price”) shall be payable in cash and shall be equal to:

(i) in the case of a redemption pursuant to Section 8.01(a)(i), 101.5% of the principal amount of the Securities being redeemed plus (A) accrued and unpaid Interest to, but excluding, the Redemption Date; provided, however, that if a Redemption Date falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date, the Interest payable in respect of such Interest Payment Date shall be payable to the Holder of record as of the corresponding Record Date, in which case, the Redemption Price shall not include any such accrued and unpaid Interest; and (B) if the Conversion Value as of the Redemption Date of the Securities being redeemed exceeds their Initial Conversion Value, 85% of the amount determined by subtracting the Initial Conversion Value of such Securities from their Conversion Value as of the Redemption Date; or

(ii) in the case of a redemption pursuant to Section 8.01(a)(ii), 100% of the principal amount of Securities to be redeemed, together with accrued and unpaid Interest to, but excluding, the Redemption Date; provided, however, that if a Redemption Date falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date, the Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Record Date, in which case, the Redemption Price shall be equal to 100% of the principal amount of the Securities being redeemed.

(c) The Company may not redeem any Securities unless all accrued and unpaid Interest thereon has been or is simultaneously paid for all semiannual periods or portions thereof terminating prior to the Redemption Date.

(d) No Securities may be redeemed by the Company pursuant to this Section 8.01 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date, except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities.

(e) Except as provided in this Section 8.01, the Securities shall not be redeemable by the Company.

Section 8.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to Section 8.03 from Outstanding Securities not previously called for redemption.

Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or any multiple thereof. Provisions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 8.03. Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (a “Notice of Redemption”) by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed.

The notice shall specify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the Conversion Price;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Securities called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date;

(vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

(vii) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(viii) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if such Securities are held other than in global form) and principal amounts of the particular Securities to be redeemed;

(ix) that, unless the Company defaults in making payment of such Redemption Price, Interest will cease to accrue on and after the Redemption Date; and

(x) the CUSIP number of the Securities.

At the Company’s written request delivered at least 30 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Redemption to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.

Section 8.04. Effect of Notice of Redemption. Once a Notice of Redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 8.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 8.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Securities during a period of 15 days before the mailing of a Notice of Redemption or (ii) register the transfer of, or exchange any, Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

ARTICLE 9

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Section 9.01. Repurchase at Option of Holders Upon a Fundamental Change.

(a) Generally. If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 40 calendar days following the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if Securities are repurchased pursuant to this Section 9.01 on a Fundamental Change Repurchase Date that falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date, the Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Record Date, in which case, the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Securities being repurchased.

Repurchases of Securities under this Section 9.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Securities on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Securities to be delivered for repurchase, or if not certificated, such Fundamental Repurchase Notice must comply with appropriate procedures of the Depositary;

(B) the portion of the principal amount of Securities to be repurchased, which must be $1,000 or a multiple thereof; and

(C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and the Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 9.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 9.03 below.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) if applicable, that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 9.03; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 9.01.

(c) No Payment During Events of Default. There shall be no purchase of any Securities pursuant to Article 9 if there has occurred (prior to, on or after as the case may be, the giving, by the Holders of such Securities, of the required

Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price) and the principal amount of the Securities has been accelerated in accordance with the Indenture and such acceleration has not been rescinded. The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(d) Payment of Fundamental Change Repurchase Price. The Securities to be repurchased pursuant to this Section 9.01 shall be paid for in cash.

Section 9.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 9.01(a), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 9.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date (provided the conditions in Section 9.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 9.01(a) and the time of the book-entry transfer or delivery of the Securities.

Section 9.03. Withdrawal of Fundamental Change Repurchase Notice.

(a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii) the principal amount, if any, of such Securities that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if the Securities are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

Section 9.04. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price, of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 9.04. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date, then immediately following the Fundamental Change Repurchase Date, (a) such Security will cease to be outstanding and Interest will cease to accrue thereon and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Security).

Section 9.05. Securities Repurchased in Whole or in Part. Any Security that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

Section 9.06. Covenant to Comply with Securities Laws Upon Repurchase of Securities Pursuant to a Fundamental Change Repurchase Notice. In connection with any offer to repurchase Securities under Section 9.01 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 9.01 to be exercised in the time and in the manner specified in Section 9.01.

Section 9.07. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 9.04 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 10

REPURCHASES AT THE OPTION OF THE HOLDER

Section 10.01. Generally. (a) The Holders may require the Company to repurchase any outstanding Securities for cash on September 15, 2016 (the “Repurchase Date”) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased, plus any accrued and unpaid Interest to, but excluding the applicable Repurchase Date (the “Repurchase Price”); provided that if such Repurchase Date is an Interest Payment Date, Interest on the Securities will be payable to the Holders in whose names the Securities are registered at the Close of Business on the corresponding Record Date.

(b) The Company shall give written notice (the “Repurchase Notice”) of the Repurchase Date by notice to the Trustee, the Paying Agent and to all Holders at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, not less than 20 Business Days prior to the Repurchase Date (the “Repurchase Notice Date”). Each Repurchase Notice shall include a repurchase election notice, in substantially the form on the reverse of the Securities (a “Repurchase Election Notice”) to be completed by a Holder. Each Repurchase Notice shall specify:

(i) the Repurchase Price;

(ii) the Repurchase Date

(iii) the Conversion Rate;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Securities as to which a Repurchase Election Notice has been given may be converted in accordance with Article 11 only if the Holder withdraws the Repurchase Election Notice in accordance with Section 10.03;

(vi) the procedures the Holders must follow to require the Company to repurchase their Securities;

On or before the Repurchase Notice Date, the Company shall publish a notice containing substantially the same information that is required in the Company Repurchase Notice in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(c) Repurchases of Securities by the Company pursuant to this Section 10.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by the Holder of the Repurchase Election Notice at any time from the Opening of Business on the date that is 20 Business Days prior to the applicable Repurchase Date until the Close of Business on the Business Day immediately preceding such Repurchase Date; and

(ii) book-entry transfer or delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the applicable Corporate Trustee Office or the Trustee (or other Paying Agent appointed by the Company). Delivery of such Security shall be a condition to receipt by the Holder of the Repurchase Price therefor; provided that, the Repurchase Price shall be paid pursuant to this Section 10.01 only if the Security delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Election Notice.

The Repurchase Election Notice shall state:

(A) if certificated, the certificate number of the Securities to be delivered for repurchase, or if not certificated, the Repurchase Election Notice must comply with applicable procedures of the Depositary);

(B) the portion of the principal amount of Securities to be repurchased, which must be $1,000 or a multiple thereof; and

(C) that such Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and in this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 10.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Election Notice contemplated by this Section 10.01 shall have the right to withdraw such Repurchase Election Notice at any time prior to the Close of Business on the Business Day immediately preceding to the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 10.03 below.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election Notice or written notice of withdrawal thereof.

Section 10.02. Effect of a Repurchase Election Notice. Upon receipt by the Paying Agent of the Repurchase Election Notice specified in Section 10.01(a), the Holder of the Security in respect of which such Repurchase Election Notice was given shall (unless such Repurchase Election Notice is withdrawn as specified in Section 10.03) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date (provided the conditions in Section 10.01 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 10.01 and the time of the book-entry transfer or delivery of the Securities.

Section 10.03. Withdrawal of Repurchase Election Notice. (a) A Repurchase Election Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Repurchase at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date, specifying:

(i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Securities have been issued, the certificate number of the withdrawn Securities; and

(iii) the principal amount, if any, of such Securities that remains subject to the original Repurchase Election Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if Securities are not in certificated form, the notice must comply with the applicable procedures of the Depositary.

Section 10.04. Deposit of Repurchase Price. Prior to 10:00 a.m., New York City time, on the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Repurchase Price, of all the Securities or portions thereof that are to be repurchased as of the Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 10.04. If the Paying Agent holds cash sufficient to pay the Repurchase Price of any Security for which a Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Close of Business on the Business Day prior to the Repurchase Date, then immediately following the Repurchase Date, (a) such Security will cease to be outstanding and Interest will cease to accrue thereon and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Repurchase Price and previously accrued and unpaid Interest upon delivery or transfer of such Security).

Section 10.05. Securities Repurchased in Whole or Part. Upon surrender of a Security that is repurchased in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the portion not repurchased of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Securities during a period beginning at the open of 15 days before the mailing of a Notice of Redemption or (ii) register the transfer of, or exchange any, Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 10.06. No Payments During Events of Default. There shall be no purchase of any Securities pursuant to this Article 10 if there has occurred (prior to, on or after as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Election Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price) and the principal amount of the Securities has been accelerated in accordance with the Indenture and such acceleration has not been rescinded. The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Repurchase Election Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Election Notice with respect thereto shall be deemed to have been withdrawn.

Section 10.07. Payment of Repurchase Price. The Securities to be purchased pursuant to this Article 10 shall be paid for in cash.

Section 10.08. Covenant to Comply with Securities Laws Upon Repurchase of Securities Pursuant to a Repurchase Election Notice. In connection with any offer to repurchase Securities under Section 10.01 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 10.01 to be exercised in the time and in the manner specified in Section 10.01.

Section 10.09. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 10.04 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date, then as soon as practicable following the Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 11

CONVERSION

Section 11.01. Conversion Obligation.

(a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, prior to the Close of Business on the Business Day immediately prior to the Stated Maturity, to convert the principal amount of any such Securities, or any portion of such principal amount which is $1,000 or a multiple thereof at the rate per $1,000 principal amount of such Security (the “Conversion Rate”) then in effect, (x) during the 60 calendar day period prior to the Close of Business on the Business Day immediately preceding September 15, 2041, without regard to the conditions described in clauses (i) through (vi) below and (y) prior to the 60 calendar day period prior to the Close of Business on the Business Day immediately preceding September 15, 2041, only upon the satisfaction of any of the following conditions:

(i) A Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter commencing after January 2, 2010 (and only during such fiscal quarter)if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(ii) A Holder may surrender its Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 11.01(a)(ii), for each day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate (“Trading Price Condition”). For purposes of this Section 11.01(a)(ii), if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Securities from an independent nationally recognized securities dealer as required by the definition of Trading Price, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Company does not instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price on each day that the Company fails to do so. In connection with any conversion in accordance with this Section 11.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request to the Bid Solicitation Agent unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate and such Holder requests that the Company require the Bid Solicitation Agent to determine the Trading Price. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If and when the Trading Price per $1,000 principal amount of Securities, for each day of the Measurement Period is less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company will notify the Holders and the Trustee. If at anytime thereafter, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company will also notify the Holders and the Trustee.

(iii) A Holder may surrender its Securities for conversion if the Company calls such Securities for redemption as provided in Article 8, at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time, after which time the Holder’s right to convert its Securities pursuant to this Section 11.01 will expire unless the Company defaults in the payment of the Redemption Price (in which case, a Holder may convert such Securities until the Redemption Price has been paid or duly provided for).

(iv) During the 60 calendar day period prior to the Close of Business on the Business Day immediately preceding September 15, 2016, a Holder may surrender its Securities for conversion even if the Securities are not otherwise convertible.

(v) In the event that the Company elects to:

(A) issue to all or substantially all holders of Common Stock rights, options or warrants convertible into or exchangeable or exercisable for Common Stock, for a period expiring not more than 45 calendar days after the announcement date of such issuance, at a price less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Stock assets, debt securities or other rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors in good faith, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in each, the Company shall notify the Holders, in the manner provided in Section 1.06, at least 25 Scheduled Trading Days prior to the

Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of the Close of Business on the Business Day immediately preceding such Ex-Dividend Date and the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time.

Holders shall not have the right to convert their Securities pursuant to this Section 11.01(a)(v) if in connection with the distribution described in this Section 11.01(a)(v) that gives rise to a right to convert their Securities, such Holders are entitled to participate (as a result of holding their Securities, and at the same time as holders of Common Stock participate) in any such transaction as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate on the Ex-Date for such distribution, multiplied by the principal amount of Securities held by such Holder divided by $1,000, without having to convert their Securities.

(vi) If the Company is party to a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change, regardless of whether a Holder has the right to require the Company to repurchase its Securities pursuant to Section 9.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the assets of the Company, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Securities may be surrendered for conversion at any time from or after the effective date until the date which is 30 days after the effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders about such transaction on the effective date of such transaction.

Notwithstanding the foregoing, unless otherwise convertible pursuant to this Section 11.01(a) (excluding Sections 11.01(a)(i), 11.01(a)(ii) or Section 11.01(a)(v)), Securities shall not be convertible pursuant Sections 11.01(a)(i), 11.01(a)(ii) or Section 11.01(a)(v), if, at the time a Holder of Securities tenders its Securities for conversion, there exists a default or event of default under the Credit Agreement, or a default or event of default under the Credit Agreement would result from such conversion. The inability of a Holder to convert its Securities because of this restriction set forth in the immediately preceding sentence will not constitute a Default or an Event of Default under the Indenture.

If the Securities would be convertible but are not convertible because of the restrictions set forth in the immediately preceding paragraph and a Holder tenders its Securities for conversion the Conversion Date with respect to the conversion of such Securities will not occur, and the Company will use reasonable efforts to permit such conversions, which may include, without limitation, seeking to obtain the consent of the lenders under the Credit Agreement, attempting to refinance the debt under the Credit Agreement and the issuance and sale of additional equity securities. If the Company’s reasonable efforts are successful and the conversion of such Securities is permitted to occur, the Company provide notice to the relevant Holder or Holders of the Conversion Date for any such conversion. If, despite the Company’s reasonable efforts, conversions continue to be prohibited, the Company will promptly inform such converting Holder and return such Holder’s Securities and any related Notice of Conversion will be deemed to be revoked to the extent of such returned Securities.

Section 11.02. Conversion Procedure.

(a) Upon conversion of any Security, subject to this Section 11.02 and Sections 11.01 and 11.07, the Company will deliver to Holders in respect of each $1,000 principal amount of Securities tendered for conversion a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Observation Period (the “Settlement Amount”).

The “Daily Settlement Amount” for each of the 20 consecutive Trading Days during the Observation Period shall consist of:

(i) cash equal to the lesser of $50 and the Daily Conversion Value; and

(ii) if the Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and $50, divided by (B) the Volume-Weighted Average Price for such Trading Day.

The “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (i) the applicable Conversion Rate on such day and (ii) the Volume-Weighted Average Price of the Common Stock on such Trading Day.

(b) If any adjustment to the Conversion Rate or conversion of Securities pursuant to this Article 11 would require the Company to issue shares of Common Stock in excess of the amount permitted by applicable listing standards of The NASDAQ Global Select Market to be issued without approval by the Company’s stockholders, the Company shall, at its option, either (i) obtain the approval of its stockholders with respect to such issuance or (ii) in lieu of delivering shares of Common Stock in excess of such limitations, pay cash on a pro rata basis to the Holders of Securities being converted in an amount per share of Common Stock equal to the Volume-Weighted Average Price of the Common Stock on each

Trading Day of the relevant Observation Period in respect of which such shares would otherwise be required to be delivered to the converting Holders.

(c) For purposes of this Section 11.02, and notwithstanding the definition contained in Section 1.01, the term “Trading Day” shall mean a day during which (A) there is no Market Disruption Event and (B) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the other principal U.S. national or regional securities exchange on which the Common Stock is listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Volume-Weighted Average Price must be determined for purposes of this Section 11.02) is not so listed or traded, then for purposes of this Section 11.02, “Trading Day” shall mean a Business Day.

(d) Before any Holder of a Security shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.02(k) and, if required pursuant to Section 11.02(h), pay all stamp, transfer or similar taxes or duties, if any, in connection with such conversion and (2) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Security (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Company’s conversion obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required pursuant to Section 11.02(h), pay all stamp, transfer or similar taxes or duties, if any, in connection with such conversion, and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.02(k). No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice or Repurchase Election Notice and not validly withdrawn such Fundamental Change Repurchase Notice or Repurchase Election Notice, as the case may be, in accordance with Section 9.03 or Section 10.03.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the Company’s conversion obligation with respect to such

Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) A Security shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in clause (d); provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion will become the Holder of record of such shares as of the Close of Business on the last Trading Day of the relevant Observation Period.

(f) Payment of the Settlement Amount pursuant to Section 11.02(a) in satisfaction of the Company’s conversion obligation shall be made by the Company in no event later than the third Business Day immediately following the last Trading Day of the Observation Period. The Company shall deliver cash in lieu of any fractional share of Common Stock issuable in connection with payment of the Settlement Amount (based on the Volume-Weighted Average Price of the last Trading Day of the applicable Observation Period), provided that record ownership shall be determined as set forth in Section 11.02(e) above.

(g) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(h) If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name of other than the Holder’s name, in which case the Holder will pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(i) Except as provided in Section 11.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article 11.

(j) Upon the conversion of an interest in a Global Security, the Trustee shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of any Security effected through any Conversion Agent other than the Trustee.

(k) Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid Interest except as set forth below. The Company’s settlement of the conversion obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid Interest to, but not including, the Conversion Date. As a result, accrued and unpaid Interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited, and to have been paid first out of such conversion. Notwithstanding the preceding sentence, payments in respect of accrued and unpaid Interest on Securities converted after the Close of Business on a Record Date and prior to the Opening of Business on the related Interest Payment Date shall be governed by the provisions of Section 4.01 hereof. Except as described above, no payment or adjustment will be made for accrued interest on converted Securities.

Section 11.03. Adjustment of Conversion Rate. The initial Conversion Rate (the “Initial Conversion Rate”) is 51.5318 shares of Common Stock per $1,000 principal amount of Securities (equivalent to a Conversion Price of $19.4055). The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Conversion Rate shall not be adjusted if Holders of the Securities participate (other than in a case of a share split of share combination), at the same time as holders of Common Stock and as a result of holding the Securities and solely as a result of holding the Securities, in any of the transactions described in this Section 11.03 without having to convert their Securities and as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Securities held by such Holders divided by $1,000:

(a) In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution on all or substantially all shares of the outstanding Common Stock, or shall effect a share split into a greater number of shares of Common Stock or a share combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Opening of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on such Ex-Dividend Date or the effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Opening of Business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the Opening of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Opening of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 11.03(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 11.03(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights, options or warrants entitling them (for a period expiring within 45 calendar days after the announcement date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Opening of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, options or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Such increase shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Opening of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Company’s Capital Stock or other securities, to all or substantially all holders of its Common Stock, excluding:

(i) dividends or distributions and rights, options or warrants described in Section 11.03(a) or 11.03(b) above or Section 11.03(e) below;

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs to which the provisions set forth below in this Section 11.03(c) apply;

then the Conversion Rate will be increased, subject to Section 7.15, based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;

Such increase shall become effective immediately after the Opening of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 11.03(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used above in computing the average of the Last Reported Sale Prices of Common Stock.

With respect to an adjustment pursuant to this Section 11.03(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

For purposes of this Section 11.03(c) and Sections 11.03(a) and 11.03(b), any dividend or distribution to which this Section 11.03(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for, purchase or convert into shares of Common Stock to which Section 11.03(a) and/or Section 11.03(b) applies, shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 11.03(a) or

11.03(b) applies (and any Conversion Rate adjustment required by this Section 11.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 11.03(a) or 11.03(b) applies (and any further Conversion Rate adjustment required by Sections 11.03(a) and 11.03(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted for the “Ex-Dividend Date,” the “the Ex-Dividend Date or effective date,” and “the Ex-Dividend Date for such issuance” within the meaning of Sections 11.03(a) and 11.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such Ex-Dividend Date or effective date” within the meaning of Section 11.03(a).

(d) If the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted, subject to Section 7.15, based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock;

Such adjustment to the Conversion Rate shall become effective immediately after the Opening of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 11.03(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 11.03(d), references in this Section 11.03(d) to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to the Conversion Rate to occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) For purposes of this Section 11.03, (i) the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise) and (ii) the term “effective date” shall mean the first date on which the shares trade on the applicable exchange or in the applicable market, regular way, reflecting the transaction.

(g) In addition to those required by clause (a), (b), (c), (d) or (e) of this Section 11.03, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common

Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at such Holder’s last address appearing on the Security Register provided for in Section 3.05 a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) All calculations and other determinations under this Article 11 shall be made by the Company or its agents and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 11.03. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment or in connection with any conversion of Securities.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee and the Conversion Agent shall have received such Officers’ Certificate, neither the Trustee nor the Conversion Agent shall be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which a Responsible Officer of the Trustee or the Conversion Agent, as applicable, has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at his last address appearing on the Security Register provided for in Section 3.05 of this Indenture, within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) In any case in which this Section 11.03 provides that an adjustment shall become effective immediately after (1) an Ex-Dividend Date or effective for an event or (2) the expiration date for any tender or exchange offer pursuant to Section 11.03(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such

Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 11.03. For purposes of this Section 11.03(j), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k) For purposes of this Section 11.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) Notwithstanding any of the foregoing, the Conversion Rate will not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) and outstanding as of the date the Securities were first issued; (iv) for a change in the par value of the Common Stock; or (v) for accrued and unpaid Interest.

Section 11.04. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Securities from time to time as such Securities are presented for conversion.

Section 11.05. Adjustments of Average Prices. Whenever a provision of the Indenture requires the calculation of an average of Last Reported Sale Prices, Volume-Weighted Average Prices, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and Stock Price), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, Volume-Weighted Average Prices, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated, including upon the occurrence of multiple events that each result in an adjustment to the Conversion Rate in such period.

Section 11.06. Adjustments Upon a Make-Whole Fundamental Change. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional Ordinary Shares (the “Additional Shares”) as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion of the Securities is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for subclause (C) in the proviso in clause (ii) of the definition thereof, the 15th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) The number of Additional Shares, if any, by which the Conversion Rate will be increased shall be determined by reference to the table attached as Exhibit B hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Effective Date”) and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in such table or the Make-Whole Effective Date is between two Make-Whole Effective Dates in such table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Make-Whole Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $100.00 per share of Common Stock (subject to adjustment in the same manner and at the same time as set forth in Section 11.03), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $14.83 per share (subject to adjustment in the same manner as set forth in Section 11.03), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of Additional Shares issuable upon conversion in connection with a Make-Whole Fundamental Change exceed 15.8991 per $1,000 principal amount of Securities (subject to adjustment in the same manner as set forth in Section 11.03).

(c) The Stock Prices set forth in the first row of the table in Exhibit B hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 11.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

(d) The table in Exhibit B hereto sets forth the number of additional shares to be received per $1,000 principal amount of Securities.

(e) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall pay or deliver, as the case may be, in lieu of shares of Common Stock, including the Additional Shares, cash or a combination of cash and shares of Common Stock as provided under Section 11.02; provided, however, that if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Securities following the Make-Whole Effective Date of such Make-Whole Fundamental Change, the conversion obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment) multiplied by the Stock Price. In such event, the conversion obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall give notice to holders of the Make-Whole Effective Date (the “Make-Whole Fundamental Change Notice”) and issue a press release announcing such Make-Whole Effective Date no later than five Business Days after such Make-Whole Effective Date.

Section 11.07. Effect of Recapitalizations, Reclassifications and Changes to the Common Stock.

(a) If any of the following events occur:

(i) any recapitalization, reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 11.03);

(ii) any consolidation, merger or combination of the Company with another Person;

(iii) any sale, lease or other transfer of all of the consolidated assets of the Company and its Subsidiaries to any other Person substantially as an entirety; or

(iv) any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert a Security will be changed to a right to convert each $1,000 principal amount of such Security into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction. However, at and after the effective time of such transaction, (x) any amount otherwise payable in cash upon conversion of the Securities pursuant to Section 11.02 will continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Securities pursuant to Section 11.02 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction and (z) the Volume-Weighted Average Price will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction. If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.

Section 11.08. Certain Covenants.

(a) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(c) The Company covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities.

(d) The Company covenants that it shall not become a party to any transaction described in Section 11.07 unless the terms of such transaction are consistent with the foregoing.

Section 11.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 11.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 14.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’

Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 11.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 11.03;

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the Security Register, provided for in Section 3.05 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 11.11. Stockholder Rights Plans. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of the Capital Stock of the Company, evidences of indebtedness, assets, property, rights, options or warrants as provided in Section 11.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 12

EVENTS OF DEFAULT; REMEDIES

Section 12.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of Interest on any Securities when due and payable and such default continues for a period of 30 days, whether or not prohibited by Article 5;

(b) default in the payment of the principal amount, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price on any Security when it becomes due and payable, upon declaration of acceleration or otherwise, whether or not prohibited by Article 5;

(c) default in the Company’s obligation to convert the Securities into shares of its Common Stock or cash, as applicable, upon exercise of a Holder’s conversion rights in accordance with Article 11 hereof and such default continues for a period of 10 calendar days;

(d) failure by the Company to give a Fundamental Change Company Notice, a Make-Whole Fundamental Change Notice or a notice of certain corporate events pursuant to Section 11.01(a)(v) or Section 11.01(a)(vi), in each case when due;

(e) failure by the Company to comply with its obligations under Article 13 or Section 7.15 hereof;

(f) default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Securities (other than a default specified in paragraph (a) or (b) above), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(g) default by the Company or any of its significant Subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X) or Subsidiary Guarantors with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise, including any applicable grace period, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within 30 days after written notice to the Company from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding;

(h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary Guarantor under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or of any Subsidiary Guarantor of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(i) the commencement by the Company or any Subsidiary Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or of any Subsidiary Guaran tor or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary Guarantor in furtherance of any such action; or

(j) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on its behalf, shall deny or disaffirm its obligation under the Subsidiary Guarantee.

Section 12.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in Sections Section 12.01(h) and 12.01(i)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount plus accrued and unpaid Interest on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount plus accrued and unpaid Interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 12.01(h) or Section 12.01(i) (in each case, with respect to the Company), the 100% of the principal amount plus accrued and unpaid Interest on all Outstanding Securities will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 12 provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all Events of Default, other than the non-payment of the principal amount plus accrued and unpaid Interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 12.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 12.03. Additional Interest. Notwithstanding Section 12.02, if so elected by the Company, the sole remedy for any Event of Default relating Company’s failure to comply with Section 7.09 hereof, will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.25% of the principal amount of Outstanding Securities during the first 90 days after the occurrence of such an Event of Default and 0.50% of the principal amount of Outstanding Securities from the 91st day until the 180th day following the occurrence of such an Event of Default. If the Company so elects, the Additional Interest payable under this Section 12.03 will be payable on all Outstanding Securities from and including the date on which such Event of Default first occurs, but not including the, the 180th day thereafter, or such earlier date on which such Event of Default has been cured or waived. On the 180th day after such Event of Default (or earlier, if the Event of Default is cured or waived prior to such 180th day), Additional Interest payable pursuant to this Section 12.03 will cease to accrue and, to the extent the Event of Default is continuing after such 180th day, the Securities will be subject to acceleration as provided in Section 12.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 12.03 upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 12.02.

In order to elect to pay the Additional Interest payable pursuant to this Section 12.03 as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 7.09 in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent of such election prior to the Close of Business on the last Business Day prior to the occurrence of such Event of Default. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Securities will be subject to acceleration as provided in Section 12.02.

Section 12.04. Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued but unpaid Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.

Section 12.05. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities, including the Subsidiary Guarantors), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 14.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 12.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 12 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 14.07;

SECOND: To the Holders of Senior Debt to the extent required by Article 5;

THIRD: To the payment of the amounts then due and unpaid on the Securities for the principal amount, Redemption Price, Fundamental Change Repurchase Price, Repurchase Price or Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities;

FOURTH: To such other Person or Persons, if any, to the extent entitled thereto; and

FIFTH: The balance, if any, to the Company and the Subsidiary Guarantors.

Section 12.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 12.01(a), 12.01(b) or 12.01(c)), unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity satisfactory to it has failed to institute any such proceeding; and

(v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 12.08. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture but subject to the provisions of Article 5 thereof, the right of any Holder to receive payment of the principal amount, Redemption Price, Fundamental Change Repurchase Price, Repurchase Price or Interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Fundamental Change Purchase Date or Repurchase Date, as applicable, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 12.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 12.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 12.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 12 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 12.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture; and

(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 12.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the

Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

(i) Described in Section 12.01(a), 12.01(b) or Section 12.01(c); or

(ii) in respect of a covenant or provision hereof which under Article 17 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 12.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 12.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal amount on any Security on or after Maturity of such Security, the Redemption Price, the Fundamental Change Repurchase Price, the Repurchase Price or the Settlement Amount.

ARTICLE 13

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 13.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(a) either (i) the Company is the resulting, surviving or transferee Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company (the “Surviving Entity”), (1) is a Corporation

organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, (2) the Surviving Entity (if other than the Company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) if a supplemental indenture is required in connection with such transaction, the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, conveyance, transfer or lease and such supplemental indenture comply with this Article 13 and Article 17, respectively.

Section 13.02. Successor Substituted. Upon any consolidation of the Company with, or merger or sale of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 13.01, the successor Person formed by such consolidation or into which the Company is merged or sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 14

THE TRUSTEE

Section 14.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 14.01.

Section 14.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder within 90 days after the occurrence thereof; provided, that (except in the case of any Default in the payment or delivery, as the case may be, of principal amount or Interest on any of the Securities, Redemption Price, Fundamental Change Repurchase Price, Repurchase Price or the Settlement Amount), the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

Section 14.03. Certain Rights of Trustee. Subject to the provisions of Section 14.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or custodian appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge or required to take notice of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any other obligor on such Securities, including the Subsidiary Guarantors, or by any Holder of such Securities;

(i) the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) the permissive rights of the Trustee to take certain actions under or perform any discretionary act enumerated in this Indenture shall not be construed as a duty unless so specified herein, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such action or act;

(m) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;

(n) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(o) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 14.04. Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. Except with respect to the authentication of Securities pursuant to Section 3.03, the Trustee shall not be responsible for the legality or the validity of this Indenture or the Securities issued or intended to be issued hereunder.

Section 14.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 14.08 and 14.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 14.06. Money Held in Trust. Subject to the provisions of Section 16.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 14.07. Compensation, Reimbursement; Indemnification. The Company agrees:

(i) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(iii) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Notwithstanding any other provision of this Indenture to the contrary, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The obligations of the Company under this Section 14.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. To secure the Company’s payment obligations in this Section 14.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal on the Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in Section 12.01(g) or 12.01(i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.

Section 14.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 14.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 14.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 14.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 14.

Section 14.10. Resignation and Removal; Appointment of Successor. (a)No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 14 shall become effective until the acceptance of appointment by the successor Trustee under Section 14.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 14.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 14.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

(iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 12.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give written notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 14.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 14.

Section 14.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 14, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 14.13. Preferential Collection of Claims against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 15

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 15.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(i) semiannually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

Section 15.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 15.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 15.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 15.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 of each calendar year, commencing in July 15, 2010. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange or of any delisting thereof.

ARTICLE 16

SATISFACTION AND DISCHARGE

Section 16.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 7.04) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether at the Stated Maturity or with respect to any Redemption Date, Fundamental Change Repurchase Date or Repurchase Date or by delivery of a Notice of Conversion or otherwise and the Company has deposited or caused to be deposited with the Trustee cash or a combination of cash and Common Stock, as applicable, as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 14.07 and, if money shall have been deposited with the Trustee pursuant to Section 16.01(a)(ii), the obligations of the Trustee under Section 16.02 and the last paragraph of Section 7.04 shall survive.

Section 16.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 7.04, all money deposited with the Trustee pursuant to Section 16.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and Interest for whose payment such money has been deposited with the Trustee.

Section 16.03. Release of Subsidiary Guarantors. If the Company discharges its obligations under the Indenture pursuant to Section 16.01, the Subsidiary Guarantors will be released from their obligations under the Subsidiary Guarantees.

ARTICLE 17

SUPPLEMENTAL INDENTURES

Section 17.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company and the any Subsidiary Guarantor, if applicable, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect to a material extent the interests of the Holders; provided that any such action made solely to conform the provisions of this Indenture to the description thereof contained in the Final Prospectus shall be deemed not to adversely affect the interests of the Holders;

(ii) to evidence the succession of another Person to the Company or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company’s obligations under the Indenture and the Securities or the Subsidiary Guarantees, as applicable;

(iii) add Guarantees with respect to the Securities;

(iv) secure the Securities or a Subsidiary Guarantor’s obligations in respect of the Securities or a Subsidiary Guarantee;

(v) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(vi) make any change that does not adversely affect the rights of any Holder in any material respect;

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

(viii) to conform the provisions of this Indenture to the “Description of Notes” section contained in the Final Prospectus; or

(ix) to evidence and provide for the acceptance of the appointment of a successor Person to the Trustee and the assumption by any such successor Person of the obligations of the Trustee hereunder.

Section 17.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and the any Subsidiary Guarantor, if applicable, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(i) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver under this Indenture (including any waiver of past defaults pursuant to Section 12.13);

(ii) reduce the rate or extend the time of payment of any Interest on any Security;

(iii) reduce the principal amount of, or extend the Stated Maturity of, any Security;

(iv) make any change that impairs or adversely affects the conversion rights or Conversion Rate of any Securities;

(v) reduce the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of the Securities, the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi) make any Security payable in money other than that stated in the Security or other than in accordance with the provisions of this Indenture;

(vii) other than in accordance with the provisions of this Indenture, eliminate any existing Subsidiary Guarantee;

(viii) change the ranking of the Securities;

(ix) impair the right of any Holder to receive payment of the principal amount of, or Interest on, a Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(x) modify the provisions of Article 5 relating to the subordination of the Securities in a manner adverse to the Holders of Securities; or

(xi) modify any of the provisions of this Section 17.02 or Section 12.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section 17.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 17.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 17 or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 14.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 17.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 17, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 17.05. Notice of Supplemental Indenture. After a Supplemental Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such Supplemental Indenture; provided, however, that the failure to give such notice to all Holders, or any defect in such notice will not impair or affect the validity of the Supplemental Indenture.

Section 17.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 17 shall conform to the requirements of the Trust Indenture Act.

Section 17.07. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 17 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:	/s/ Mark A. Heggestad
Name:	Mark A. Heggestad
Title:	EVP and CFO

AMERICAN MEDICAL SYSTEMS, INC.

By:	/s/ Mark A. Heggestad
Name:	Mark A. Heggestad
Title:	EVP and CFO

AMERICAN SALES CORPORATION

By:	/s/ Mark A. Heggestad
Name:	Mark A. Heggestad
Title:	EVP and CFO

AMS RESEARCH CORPORATION

By:	/s/ Mark A. Heggestad
Name:	Mark A. Heggestad
Title:	EVP and CFO

LASERSCOPE

By:	/s/ Mark A. Heggestad
Name:	Mark A. Heggestad
Title:	EVP and CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

EXHIBIT A

FORM OF GUARANTEE

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INDENTURE DATED AS OF EVEN DATE HEREWITH, BY AND AMONG AMERICAN MEDICAL SYSTEMS HOLDINGS, INC., AS ISSUER, THE SUBSIDIARY GUARANTORS PARTY THERETO, AS GUARANTORS, AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AND EACH HOLDER OF THIS GUARANTEE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION, THE SUBORDINATION TERMS THEREIN.

For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the “Subsidiary Guarantors,” which term includes any successor or additional Subsidiary Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Sections 5.15 and 6.03 of the Indenture, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Securities, or the obligations of any party under the Indenture of the Securities, (a) the due and punctual payment of the principal of and Interest on the Securities, whether at the Stated Maturity or on an Interest Payment Date, by acceleration, call for redemption, repurchase, or otherwise (subject to any applicable grace period), (b) the due and punctual payment of Interest on the overdue principal and Interest on the Securities, if lawful, (c) the due and punctual payment and performance (subject to any applicable grace period) of all other obligations of the Company under this Security and the Indenture, all in accordance with the terms set forth therein and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations under the Securities or the Indenture, the due and punctual payment or performance thereof (subject to any applicable grace period) in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration or otherwise. To the extent provided in the Indenture, the Subsidiary Guarantees are subordinated to Senior Debt, as defined in the Indenture.

No past, present or future director, officer, employee, incorporator, stockholder, members or controlling person of the Subsidiary Guarantor (or any successor entity), as such, shall have any liability under this Subsidiary Guarantee for any obligations of the Subsidiary Guarantor under this Security or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability.

This Guarantee shall be governed and construed in accordance with the laws of the State of New York.

Terms used in this Subsidiary Guarantee and defined in the Indenture are used herein as therein defined. [SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be signed by a duly authorized officer.

Dated:     , 2009

AMERICAN MEDICAL SYSTEMS, INC.

By:
Name:
Title:

AMERICAN SALES CORPORATION

By:
Name:
Title:

AMS RESEARCH CORPORATION

By:
Name:
Title:

LASERSCOPE

By:
Name:
Title:

A-2

EXHIBIT B

Additional Shares to Be Delivered in Connection with Conversion

Upon a Make-Whole Fundamental Change

	Stock Price
Effective Date	$14.83	$16.00	$17.00	$18.00	$19.00	$20.00	$25.00	$25.23	$30.00	$40.00	$50.00	$75.00	$100.00
9/15/2009	15.8991	14.9001	13.5461	12.3761	11.3576	10.4650	7.2957	7.2092	5.3964	3.2952	2.1947	0.9443	0.4392
9/15/2010	15.8991	15.1278	13.6807	12.4362	11.3579	10.4175	7.1198	7.0318	5.1884	3.1051	2.0432	0.8654	0.3974
9/15/2011	15.8991	15.1793	13.6364	12.3169	11.1799	10.1939	6.7900	6.7017	4.8509	2.8280	1.8333	0.7631	0.3453
9/15/2012	15.8991	15.0936	13.4396	12.0342	10.8316	9.7958	6.2920	6.2043	4.3690	2.4534	1.5604	0.6382	0.2849
9/15/2013	15.8991	15.2047	13.3673	11.8180	10.5032	9.3809	5.6846	5.5969	3.7601	1.9789	1.2182	0.4865	0.2135
9/15/2014	15.8991	14.7852	12.7501	11.0519	9.6276	8.4269	4.6284	4.5455	2.8095	1.3187	0.7744	0.3084	0.1356
9/15/2015	15.8991	13.8746	11.5673	9.6730	8.1143	6.8282	3.0271	2.9562	1.4701	0.4861	0.2523	0.1047	0.0456
9/15/2016	15.8991	10.9691	7.2925	5.5387	4.6487	3.8396	0.9146	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

B-1